EXHIBIT 5.2


               [LETTERHEAD OF CADWALADER, WICKERSHAM & TAFT LLP]

December 15, 2004



The Board of Directors
American Home Mortgage Investment Corp.
538 Broadhollow Road
Melville, New York 11747

Re: Shelf Registration Statement on Form S-3 of $761,875,000 Aggregate Initial Offering Price of Securities
      --------------------------------------------------------------------------

Ladies and Gentlemen:

We have acted as special counsel to American Home Mortgage Investment Corp., a Maryland corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an indeterminate principal amount of debt securities (the "Debt Securities") and an indeterminate number of warrants to purchase shares of the Company's common stock, par value $0.01 per share, or shares of the Company's preferred stock, par value $0.01 per share (the "Warrants"), with an aggregate initial public offering price of up to $761,875,000. The Debt Securities will be issued by the Company pursuant to the terms of the Indenture, dated as of January 8, 2004, by and between the Company and Deutsche Bank Trust Company Americas, as trustee, incorporated by reference as Exhibit 4.3 to the Registration Statement (the "Indenture"). The Warrants will be issued by the Company under warrant agreements substantially in the forms of the warrant agreements incorporated by reference as Exhibits 4.1 and 4.2 to the Registration Statement (together, the "Warrant Agreements"). The Debt Securities and the Warrants will be sold by the Company either (i) directly on its own behalf or
(ii) pursuant to one or more underwriting agreements substantially in the form of underwriting agreement, to be filed either as Exhibit 1.1 to an amendment to the Registration Statement or as an exhibit to a subsequent filing by the Company on Form 8-K.


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The Board of Directors
American Home Mortgage Investment Corp.                        December 15, 2004


In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Transaction Documents (as defined below) and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the date hereof, as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to matters of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, the representations and warranties contained in the Indenture and the Warrant Agreements, and we have relied upon certificates and oral or written statements and other information obtained from the Company, the other parties to the transaction referenced herein, and public officials. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company and others in connection with the preparation and delivery of this letter.

In particular, we have examined and relied upon: (a) the Registration Statement,
(b) the Prospectus that is a part of the Registration Statement (the "Prospectus"), (c) the Indenture, (d) the forms of Warrant Agreements and (e) the forms of Warrant Certificates attached as Exhibit A to each Warrant Agreement. Items (a) through (e) above are referred to in this letter as the "Transaction Documents."

We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York.

Based upon and subject to the foregoing, we are of the opinion that:

      1. The Debt Securities, when duly authorized and executed by the Company, authenticated by the trustee pursuant to the terms of the Indenture and sold and delivered by the Company as contemplated by the Prospectus, as the same may be supplemented from time to time, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights


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The Board of Directors
American Home Mortgage Investment Corp.                        December 15, 2004


            generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be validly issued and outstanding and entitled to the benefits provided by the Indenture; and

      2. The Warrants, when duly authorized and executed by the Company, issued in accordance with the terms of the Warrant Agreements and sold and delivered by the Company as contemplated by the Prospectus, as the same may be supplemented from time to time, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be validly issued and outstanding and entitled to the benefits provided by the Warrant Agreements.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to Cadwalader, Wickersham & Taft LLP in the Prospectus constituting a part of the Registration Statement under the caption "Legal Matters," without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

We further consent to the use of this letter as an exhibit to applications to the securities commissioners of various states of the United States for registration or qualification of the Debt Securities and the Warrants under the securities laws of such states.

We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. Without our prior written consent, this letter is not to be relied upon, used, circulated, quoted or otherwise referred to by, or assigned to, any other person (including any person that acquires any Debt Securities or Warrants from you or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction)) or for any other purpose. In addition, we disclaim any obligation to update this letter for changes in fact or law, or otherwise.

Very truly yours,


/s/ Cadwalader, Wickersham & Taft LLP


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